SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2005

(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11760 U.S. Highway One Suite 500 North Palm Beach, Florida	33408
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (561) 630-2400__

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2005, Bankrate, Inc. (the “Company”) entered into a Lease (the “lease”) with Gardens Plaza Investors, LLC, for approximately 21,000 square feet of office space on the first and second floors of Golden Bear Plaza, West Tower, 11760 US Highway One, North Palm Beach, Florida. The initial lease term is for 10 years with an option to renew for one additional 5-year term. The lease calls for initial total annual rent of approximately $523,000, includes a 3.5% annual escalation clause, and is contingent on the Company terminating the existing sublease dated November 18, 2004 on its existing office space. This space will replace the Company’s existing office space on the fifth floor of Golden Bear Plaza, West Tower, of approximately 12,400 square feet with total annual rent of approximately $303,000. The Company paid approximately $67,000 to be held as a refundable security deposit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: November 7, 2005	By:	/s/ Robert J. DeFranco
Robert J. DeFranco
Senior Vice President Chief Financial Officer